UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2013

CASCADE BANCORP

(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1100 NW Wall Street

Bend, Oregon 97701

(Address of principal executive offices)

(Zip Code)

(541) 617-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 7, 2013 Cascade Bancorp (the “Company”) the holding company for Bank of the Cascades (“Bank”), received notification from the Bank’s regulators that the cease-and-desist order (the “Order”) entered into on August 27, 2009 has been terminated. The Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”) are the Bank’s primary regulators. In connection with the termination of the Order, the Bank has entered into a memorandum of understanding with its regulators. The memorandum of understanding requires, among other things, that the Bank maintain a Tier 1 leverage capital ratio of 10.0% and continue to reduce the level of adversely classified assets. On March 7, 2013, the Company issued a press release announcing the termination of the Order.  A copy of the press release is included with this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release dated March 7, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton EVP and Chief Financial Officer

Date:    March 7, 2013